Exhibit 16(b)

MFS MUNICIPAL INCOME TRUST

POWER OF ATTORNEY

The undersigned, being the President and Principal Executive Officer, and Treasurer and Principal Financial and Accounting Officer, respectively, of MFS Municipal Income Trust (the “Registrant”), hereby severally constitute and appoint Heidi W. Hardin, Christopher R. Bohane, Brian E. Langenfeld, Amanda Mooradian, Matthew Stowe, Susan A. Pereira, and William Wilson, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of i) MFS High Income Municipal Trust, ii) MFS High Yield Municipal Trust, and iii) MFS Investment Grade Municipal Trust (together, the “Target Funds”), to MFS Municipal Income Trust, in exchange solely for the assumption of certain identified liabilities of the Target Funds and the issuance to the Target Funds of shares of beneficial interest in MFS Municipal Income Trust (the “Reorganization”), and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the shares issued in the Reorganization by the Registrant under the Securities Act of 1933, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 11th day of December, 2025.

/s/DAVID L. DILORENZO	President (Principal Executive Officer)
David L. DiLorenzo

/s/KASEY L. PHILLIPS	Treasurer (Principal Financial and Accounting Officer)
Kasey L. Phillips